UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 25, 2008 (March 11, 2008)

Date of Report (Date of earliest event reported)

AVAX TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-29222	13-3575874
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2000 Hamilton Street

Suite 204

Philadelphia, PA 19130

(Address of principal executive offices)

(215) 241-9760

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01	Entry into a Material Definitive Agreement.

On March 11, 2008, AVAX Technologies, Inc. and David Berd, MD executed a new Employment Agreement, effective as of November 1, 2007, which supersedes the prior employment letter agreement between the company and Dr. Berd dated November 1, 2004. Under the new Employment Agreement, Dr. Berd will continue to serve as the Chief Medical Officer of the company, will have a base salary of $255,000, and will be eligible to receive a discretionary annual incentive bonus (targeted to be 35% of base salary) upon achieving performance standards to be established by the company with Dr. Berd.

Upon termination of Dr. Berd’s employment for any reason other than, (i) due to Dr. Berd’s death or to his disability, (ii) by the company for “just cause,” or (iii) by Dr. Berd for “good reason,” then the company is required to pay Dr. Berd, as his sole damages for his termination, his annual base salary for the next 18 months. Such amount will not be set-off against amounts earned from alternative employment. In addition, any stock options granted to Dr. Berd will continue to vest during that 18 month period. If, (i) Dr. Berd’s employment is terminated by the company with “just cause,” (ii) Dr. Berd terminates his employment other than for “good reason,” or (iii) Dr. Berd’s employment is terminated due to death or disability, we are required to pay Dr. Berd, or his estate, his base salary accrued but unpaid as of the date of termination.

The employment agreement also contains a nondisclosure agreement, a two-year covenant not to compete, and an 18-month non-solicitation agreement.

Dr. Berd’s new Employment Agreement is filed as Exhibit 10.1 to this report.

Item 8.01	Other Events.

On March 24, 2008, the company issued a press release reporting that its abstract entitled “Dose-response study of a cryopreserved, autologous, hapten-modified melanoma vaccine (MVax)” has been accepted for presentation at the annual meeting of the American Society for Clinical Oncology (ASCO) to be held May 30 – June 3 in Chicago. The abstract was selected from the over 4,800 that were reviewed by ASCO’s Scientific Program Committee this year. The press release is filed as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description

10.1	Employment Agreement between AVAX Technologies, Inc. and David Berd, M.D. dated as of November 1, 2007.

99.1

Press release dated March 24, 2008, reporting that the company’s abstract entitled “Dose-response study of a cryopreserved, autologous, hapten-modified melanoma vaccine (MVax)” has bee accepted for presentation at the annual meeting of the American Society for Clinical Oncology (ASCO) to be held May 30 – June 3 in Chicago.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVAX TECHNOLOGIES, INC.
Date: March 25, 2008.	By:	/s/ Francois R. Martelet, M.D.
	Name: Title:	Francois R. Martelet, M.D. President and Chief Executive Officer